Exhibit 99.1

Company Contact:

BioSphere Medical, Inc.

Robert M. Palladino

Executive Vice President

and Chief Financial Officer

781-681-7925

BIOSPHERE MEDICAL™ REPORTS FOURTH QUARTER AND FISCAL YEAR

2003 FINANCIAL RESULTS

Company begins to see traction in the fourth quarter following its Education and Marketing Campaign.

ROCKLAND, MA. – January 28, 2004 – BioSphere Medical, Inc. (Nasdaq: BSMD), a medical device company that is pioneering the use of bioengineered microspheres to treat uterine fibroids, hypervascularized tumors and vascular malformations by occluding their blood supply, today reported its financial results for the fourth quarter and fiscal year ended December 31, 2003.

Review of Financial Results

For the fourth quarter of 2003, BioSphere Medical reported consolidated revenues of $ 3.65 million, an increase of approximately 20% compared with consolidated revenues of $3.05 million in the corresponding 2002 period. The company reported a consolidated net loss of $ 1.17 million, or ($0.09) per basic and diluted share, for the fourth quarter of 2003. This compares with a consolidated net loss of $0.76 million, or ($0.06) per basic and diluted share, for the fourth quarter of 2002.

For the year ended December 31, 2003, BioSphere Medical reported consolidated revenues of $12.80 million, an increase of approximately 5% compared with consolidated revenues of $12.15 million in the corresponding prior year period. The company reported a consolidated net loss of $ 7.35 million, or ($0.55) per basic and diluted share, for the year ended December 31, 2003. This compares with a consolidated net loss of $6.38 million, or ($0.49) per basic and diluted share, for the corresponding prior year period.

As of December 31, 2003, the Company had cash, cash equivalents and marketable securities of $7.58 million.

Management Comments on Progress and Future Goals

Commenting on the Company’s results, Paul A. Looney, BioSphere Medical’s Chairman, CEO and President stated, “As we started 2003, we were the first and only company with FDA approval for Uterine Fibroid Embolization. We launched our education and awareness-marketing program in the first half of 2003, with the intention of seeing procedural growth in the second half of 2003. We are excited about our fourth quarter results, which we believe are a direct result of our marketing efforts. Looking forward to 2004, we estimate that our total revenue will grow between 10 to 20% over 2003 total revenue, and we anticipate that through our continued control of operational expenses we will be cash-flow neutral by the end of 2004.”

The Company will host its quarterly conference call today at 11 a.m. EDT. The number to dial into the teleconference is (719) 457-2637. Please call in approximately ten minutes before the call is scheduled to begin. A live web cast of the conference call will also be available on the BioSphere Medical web site: www.biospheremed.com. A replay of the teleconference will be available from 2:30 p.m. (EDT), January 28, 2004 until 12:00 a.m. February 6, 2004. The dial-in number is: (719) 457-0820, Access Code # 568827.

About BioSphere Medical, Inc.

BioSphere Medical, Inc., based in Rockland, Massachusetts, is a medical device company focused on embolotherapy, the treatment of tumors and vascular malformations by occluding their blood supply. The Company is pioneering the use of patented and proprietary bioengineered microspheres as a new class of embolics. BioSphere Medical has received clearance in many countries, including the United States, Canada, Australia and the European Community, which allow the Company to sell its products for use in general embolization procedures, including uterine fibroid embolization.

Cautionary Statement Regarding Forward-Looking Statements – This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to the company’s expectations that it will grow its revenue through market penetration and its sales and marketing strategies, its total revenue estimates for 2004 and its expectations regarding its ability to be cash-flow neutral by the end of 2004. The Company uses words such as “plans,” “seeks,” “projects,” expects”, “believes,” “may,” “anticipates,” “estimates,” “should’” and similar expressions to identify these forward-looking statements. These statements are subject to risks and uncertainties and are based upon the Company’s beliefs and assumptions. There are a number of important factors that may affect the Company’s actual performance and results and the accuracy of its forward-looking statements, many of which are beyond the Company’s control and are difficult to predict. These important factors include, without limitation, risks relating to: the failure of the Company and its distributors to successfully market and sell the Company’s products; the failure of the Company to achieve or maintain necessary regulatory approvals, either in the United States or internationally, with respect to the manufacture and sale of its products; the failure of the Company to successfully develop, commercialize and achieve widespread market acceptance of the Embosphere® Microspheres and EmboGold™ Microsphere technologies for uterine fibroid embolization, targeted liver embolization and other applications; risks relating to the Company’s ability to obtain and maintain patent and other proprietary protection for its products; the absence of or delays and cancellations of, product orders; delays, difficulties or unanticipated costs in the introduction of new products; competitive pressures; the inability of the Company to raise additional funds to finance the development, marketing, and sales of its products; and general economic conditions. These risk factors are further described in the section titled “Certain Factors That May Affect Future Operations” in the Company’s Current report on Form 10-Q for the quarter ended September 30, 2003, as filed by the Company with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s expectations and beliefs as of the date of this release. The Company anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation or intention to do so.

Financial Tables Follow

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BioSphere Medical, Inc.

SELECTED FINANCIAL INFORMATION

CONSOLIDATED CONDENSED BALANCE SHEETS

As of December 31, 2003 and December 31, 2002

(in thousands, unaudited)

	December 31, 2003	December 31, 2002
ASSETS
Cash, cash equivalents and marketable securities	$7,575	$14,738
Accounts receivable, net	2,534	2,059
Inventories, net	3,496	3,179
Prepaid and other current assets	405	431
Property and equipment, net	1,497	1,692
Goodwill, net	1,443	1,443
Other assets	52	386

Total assets	$17,002	$23,928

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$3,157	$3,276
Debt and capital lease obligations	320	393
Stockholders’ equity	13,525	20,259

Total liabilities and stockholders’ equity	$17,002	$23,928

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

For the three months and twelve months ended December 31, 2003 and 2002

(in thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Product revenues	$3,645	$3,046	$12,803	$12,152
Costs and expenses:
Cost of product revenues	2,140	869	5,558	3,261
Research and development	516	822	2,577	3,971
Sales	1,364	1,259	5,427	5,035
Marketing	618	638	4,135	3,024
General and administrative	512	665	3,126	4,007

Total costs and expenses	5,150	4,253	20,823	19,298

Loss from operations	(1,505)	(1,207)	(8,020)	(7,146)
Other income and expenses, net	333	449	668	764

Net loss	$(1,172)	$(758)	$(7,352)	$(6,382)

Net loss per common share
Basic and diluted	$(0.09)	$(0.06)	$(0.55)	$(0.49)

Weighted average common shares outstanding
Basic and diluted	13,716	13,116	13,462	12,988